EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-36374, 333-31026, 333-90091, 333-77961, 333-46691, 333-28277, 333-48844, 333-55092 and 333-98779) and on Form S-3 (Nos. 333-51176 and 333-35366) of Pumatech, Inc. of our report dated August 22, 2002, except as to Note 18, which is as of September 26, 2002, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/  PRICEWATERHOUSECOOPERS LLP

San Francisco, California
October 16, 2002